Alion Completes Acquisition of JJMA
Technology Solutions Provider Extends Capabilities to Support Maritime Engineering and Program
Management

McLean, VA – April 1, 2005 — Alion Science and Technology today announced that it has completed the acquisition of John J. McMullen Associates, Inc (JJMA). Alion is an employee-owned technology solutions firm focused on supporting the DoD as well as civilian government and commercial clients. JJMA is an employee-owned company providing maritime engineering and program management for military and commercial customers. With the addition of JJMA, Alion has approximately 2600 employees. Terms of the deal were not disclosed.

“JJMA is one of the most respected companies in marine engineering and programmatic support to the U.S. Department of Defense,” said Alion’s Chairman and CEO, Dr. Bahman Atefi. “This acquisition will help us further our support of the U.S. Navy, U.S. Coast Guard and Marine Corps with practical, technically-advanced systems and solutions. The acquisition of JJMA will fit perfectly with our strategy of disciplined growth while enhancing our value to the defense community.”

Dr. Atefi noted that the acquisition further expands Alion’s engineering capability and establishes Alion as a major US Navy contractor, while creating new opportunities in supply chain and program management.

P. Thomas Diamant, President of JJMA, said he sees this acquisition as the natural next step in the company’s evolution. “Our high-level engineering and program management skills are an ideal addition to Alion’s considerable resources in these areas. This acquisition will also bring Alion’s design, simulation, industrial engineering and operational support expertise to JJMA’s customer base.”

Dr. Atefi concurred. “JJMA is highly regarded as one of the nation’s leading maritime engineering companies. The skills and experience that JJMA brings to Alion will give us an even greater range of solutions we can offer our customers,” he said.

Alion has created a new business unit, the JJMA Maritime Sector, which will house the Company’s naval architecture, marine engineering and maritime program management functions.

About Alion

Alion Science and Technology is an employee-owned technology solutions company delivering technical expertise and operational support to the Department of Defense, civilian government agencies and commercial customers. Building on almost 70 years of R&D and engineering experience, Alion brings innovation and insight to multiple business areas: defense operations; modeling & simulation; wireless communication; industrial technology; chemical, biological, nuclear & environmental sciences; information technology; and naval architecture & marine engineering. Based in McLean, Virginia, Alion has more than 2600 employee-owners at major offices, customer sites and laboratories worldwide. For more information, call 877.771.6252 or visit Alion online at www.alionscience.com.

About John J. McMullen Associates

John J. McMullen Associates (JJMA) is an employee owned recognized leader in Naval Architecture, Marine Engineering and Program Management support, with a 48 year history of providing quality service and value to government, commercial and international customers. JJMA’s over 600 employees cover all the major marine disciplines of engineering, design and program management. In addition to the traditional fields of ship design, the company developed capabilities in a number of specialty fields including ship signature management, electronic compatibility, advanced hydrodynamics and machinery control systems. JJMA’s engineers and designers possess the knowledge and experience to cover all phases of ship design starting from early feasibility studies, followed by the various engineering phases, ending with detail design supporting the shipyard during construction. The company operates out of 10 offices throughout the US and is headquartered in Alexandria, Virginia.

This press release contains information about management’s view of Alion’s future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of a variety of risk factors and uncertainties discussed in documents periodically filed by Alion with the SEC. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof.